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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                 State or Jurisdiction
        Name                                        of Incorporation
        ----                                        ----------------

Educorp Multimedia, Inc. (inactive) ............         Delaware

Educorp Direct, Inc.(1) (inactive) .............         California
(formerly named "CD-Soft Acquisition
Corporation" and "CD-Soft Source Corporation")

HighText Interactive, Inc.(1) (inactive) .......         California
(formerly named "CD-Soft Press Corporation")

EuroEastern Investment Corporation (inactive) ..         Delaware

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(1) Wholly-owned by Educorp Multimedia, Inc.

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